Exhibit 5.1 & 23

                                 William M. Aul
                                 Attorney at Law
                       7676 Hazard Center Drive, Suite 500
                           San Diego, California 92108

                                 August 12, 2010

Guru Health, Inc.
#10-10119 17th Avenue, SW
Calgary, Alberta T2T 0A7
Canada

     RE: Guru Health, Inc.
         Registration Statement on Form S-1; Opinion & Consent

Dear Directors:

     I have been retained by Guru Health, Inc., a Nevada corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-1, to be filed by the Company with the U.S. Securities and Exchange Commission relating to the Offering of 4,000,000 shares of the Company's Common Stock by the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable. In connection with the request, I have examined the following:

     1. The Company's Articles of Incorporation as filed with the Nevada Secretary of State;

     2.   The Registration Statement;

     3. The Action of the Board of Directors by Unanimous Written Consent and dated June 21, 2010; and

     4.   The Certificate of Corporate Officer, dated June 21, 2010.

     I have examined such other records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the 4,000,000 shares of the Company's Common Stock to be issued pursuant to the Registration Statement will be validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable under the corporate laws of the State of Nevada and all applicable Nevada statutory provisions and the reported judicial provisions interpreting these laws.

     I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                        Sincerely,


                                        /s/ William M. Aul
                                        ------------------------------
                                        William M. Aul